Exhibit 99.1

News Release

Celanese Corporation
222 West Las Colinas Blvd.
Suite 900N
Irving, Texas 75039

Celanese Completes Sale of Polyplastics, Unlocking Shareholder

Value Through Monetization of Equity Investment

$1.575 billion all-cash sale has closed

DALLAS (October 9, 2020) – Celanese Corporation (NYSE: CE), a global chemical and specialty materials company, today announced it completed the sale of its 45% equity investment in the Polyplastics joint venture to Daicel Corporation for $1.575 billion, as originally announced on July 20.

Through this transaction, Celanese monetized a historically passive investment and expects to deploy the proceeds from this all-cash transaction into higher value-generating opportunities. These include the previously announced increase in share repurchases that will be accretive to EPS to offset earnings from the Polyplastics joint venture, investments in organic growth, and other judicious uses of cash consistent with Celanese’s disciplined capital deployment strategy.

As noted in the July 20, 2020 announcement, Celanese has been investing in and rapidly growing its own Engineered Materials base business globally over the last 10 years, independent of Polyplastics, with a footprint in Asia significantly greater now than when the Company entered the region more than 50 years ago through Polyplastics. The sale of Polyplastics is an intentional departure from a legacy relationship to a more contemporary approach to independently drive future growth, advance application development with customers, and pursue high-return expansion opportunities for the benefit of Celanese and its customers.

“Celanese is well-positioned to continue its growth trajectory as we increase investment in new product development to serve customer demand in growth segments and key geographies,” said Tom Kelly, Senior Vice President, Engineered Materials, Celanese. “We will continue to invest in product expansion to serve the growing demand in applications such as 5G, advanced mobility, medical/pharma, and sustainable materials. Celanese also plans to expand its manufacturing capacity and advance its T&I capabilities in Asia to meet rapidly growing demand in the region.”

About Celanese

Celanese Corporation is a global chemical leader in the production of differentiated chemistry solutions and specialty materials used in most major industries and consumer applications. Our businesses use the full breadth of Celanese's global chemistry, technology and commercial expertise to create value for our customers, employees, shareholders and the corporation. As we partner with our customers to solve their most critical business needs, we strive to make a positive impact on our communities and the world through The Celanese Foundation. Based in Dallas, Celanese employs approximately 7,700 employees worldwide and had 2019 net sales of $6.3 billion. For more information about Celanese Corporation and its product offerings, visit www.celanese.com or our blog at www.celaneseblog.com.

Celanese Contacts:

Investor Relations	Media Relations – Global	Media Relations Europe (Germany)
Brandon Ayache	W. Travis Jacobsen	Petra Czugler
+1 972 443 8509	+1 972 443 3750	+49 69 45009 1206
brandon.ayache@celanese.com	william.jacobsen@celanese.com	petra.czugler@celanese.com

Forward-Looking Statements: This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company or its customers will realize these benefits or that these expectations will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. These include the Company’s ability to identify and execute on other attractive investment opportunities towards which to deploy capital as well as numerous other factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.